UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 28, 2013 (June 26, 2013)

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (312) 258-8300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 26, 2013, Monroe Capital Corporation (the “Company”) held its 2013 annual meeting of stockholders (the “Meeting”), during which three matters were submitted to the vote of the stockholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 22, 2013 (the “Proxy Statement”). A summary of the matters voted upon by shareholders is set forth below.

Proposal 1—Election of Class I Directors

The following individuals, constituting all of the nominees named in the Company’s Proxy Statement, were elected as Class I directors to serve until the 2016 annual meeting of stockholders and until their successors have been duly elected and qualified. The following votes were taken in connection with this proposal:

	FOR	WITHHELD
Thomas J. Allison	2,147,103	54,060
Robert S. Rubin	2,144,803	56,360

Proposal 2—Ratification of Selection of Accounting Firm

The Company’s stockholders ratified the selection of McGladrey LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The following votes were taken in connection with this proposal:

FOR	AGAINST	ABSTAIN
3,337,142	38,211	29,034

Proposal 3—Approval to Sell Shares of Common Stock Below Net Asset Value

Due to the absence of the votes required for approval of Proposal 3, the meeting was adjourned to allow for the solicitation of additional votes on Proposal 3. The meeting will be reconvened at the corporate headquarters of the Company at 3:00 p.m. eastern time, on July 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name: Aaron D. Peck
Title: Chief Financial Officer

Dated: June 28, 2013